UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 7, 2013, Pernix Therapeutics Holdings, Inc. (the “Company”) received a letter from NASDAQ indicating that the Company presently fails to comply with the audit committee composition requirement for continued listing set forth in NASDAQ Marketplace Rule 5605 which requires that the Audit Committee be comprised of at least three independent directors.  This was due to the resignation on May 10, 2013 of Michael Pearce as a member of the Audit Committee upon his appointment as the Company’s Chief Executive Officer since he was no longer considered independent for purposes of serving on the Audit Committee.  In accordance with NASDAQ Marketplace Rule 5605, the NASDAQ Stock Market LLC has provided the Company with a cure period to regain compliance until November 6, 2013.

The Company is actively seeking a qualified Audit Committee member to serve as its third member in order to cure this deficiency.  If the Company is unable to identify a candidate to serve as an independent member of the Audit Committee by the end of the cure period, the Company could be delisted from the NASDAQ Stock Market at such time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: June 13, 2013	By:	/s/ Tracy Clifford
Tracy Clifford
Principal Financial and Accounting Officer

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